EXHIBIT NO. 99.(a) 21

MFS SERIES TRUST X

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

ESTABLISHMENT AND DESIGNATION

OF SERIES

AND

ESTABLISHMENT AND DESIGNATION

OF CLASSES

Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Series Trust X, a business Trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate a new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

1.              The new series shall be designated MFS Emerging Markets Debt Local Currency Fund.

2.              The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series.  Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

3.              Shareholders of the series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

4.              The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

5.              Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

Pursuant to Section 6.10 and 6.11 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Series Trust X, a business Trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the Shares of MFS Emerging Markets Debt Local Currency Fund to create eight classes of Shares, within the meaning of Section 6.10, as follows:

1.              The eight classes of Shares are designated “Class A Shares,” “Class B Shares,” “Class C Shares,” “Class I Shares,” “Class R1 Shares,” “Class R2 Shares,” “Class R3 Shares,” and “Class R4 Shares”;

2.              Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, and Class R4 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3.              The purchase price of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, and Class R4 Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, and Class R4 Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, and Class R4 Shares, any conversion feature of Class A Shares, Class B Shares, and Class I Shares, and relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, and Class R4 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended;

4.              Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, and Class R4 Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5.              A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

Pursuant to Section 6.11 of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of June 24, 2011 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER	ROBERT J. MANNING
Robert E. Butler	Robert J. Manning
c/o MFS Investment Management	MFS Investment Management
500 Boylston Street	500 Boylston Street
Boston, MA 02116	Boston, MA 02116

MAUREEN R. GOLDFARB	ROBERT C. POZEN
Maureen R. Goldfarb	Robert C. Pozen
c/o MFS Investment Management	MFS Investment Management
500 Boylston Street	500 Boylston Street
Boston, MA 02116	Boston, MA 02116

DAVID H. GUNNING	J. DALE SHERRATT
David H. Gunning	J. Dale Sherratt
c/o MFS Investment Management	c/o MFS Investment Management
500 Boylston Street	500 Boylston Street
Boston, MA 02116	Boston, MA 02116

WILLIAM R. GUTOW	LAURIE J. THOMSEN
William R. Gutow	Laurie J. Thomsen
c/o MFS Investment Management	c/o MFS Investment Management
500 Boylston Street	500 Boylston Street
Boston, MA 02116	Boston, MA 02116

MICHAEL HEGARTY	ROBERT W. UEK
Michael Hegarty	Robert W. Uek
c/o MFS Investment Management	c/o MFS Investment Management
500 Boylston Street	500 Boylston Street
Boston, MA 02116	Boston, MA 02116

JOHN P. KAVANAUGH
John P. Kavanaugh
c/o MFS Investment Management
500 Boylston Street
Boston, MA 02116